UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2023

MSP RECOVERY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39445	84-4117825
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 Le Jeune Road, Floor 10 Coral Gable, Florida	33134
(Address of principal executive offices)	(Zip Code)

(305) 614-2222

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common stock, $0.0001 par value per share	LIFW	The Nasdaq Global Market
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	LIFWW	The Nasdaq Global Market
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $0.0001 per share	LIFEWZ	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Virage Amendment

On April 12, 2023, MSP Recovery, Inc. and/or its subsidiaries (the “Company”, “we” or “us”) entered into an amendment (the “Virage MTA Amendment”) to the Master Transaction Agreement, dated March 9, 2022, and that certain Guaranty Agreement made as of March 9, 2022, in each case with Virage Capital Management LP (“Virage”), pursuant to which the Company had outstanding payment obligations to Virage in the amount of $787.9 million as of December 31, 2022.

Pursuant to the Virage MTA Amendment, the payment date was extended from May 23, 2023 until September 30, 2024, subject to acceleration upon certain triggering events. Under the Virage MTA Amendment, Virage will receive a first priority lien on all sources of revenue of the company not otherwise encumbered as of the date of the Virage MTA Amendment, to the extent in excess of the amount of revenues necessary to establish and maintain an operating reserve of $70 million for overheard expenses and applicable taxes.

In addition, on January 1, 2024, the Company agreed to pay to Virage, in one or a combination of (a) cash, in an amount equal to 1.0% of each calendar month-end balance (which shall be increased daily up to 20% per annum based on a formula set forth in the Virage MTA Amendment) of the amount owing to Virage as of each preceding calendar month end and/or (b) warrants to purchase Class A common stock at $0.0001 per share, in an amount equal to the quotient of 1.0% of each calendar month-end balance (which shall be increased daily up to 20% per annum based on a formula set forth in the Virage MTA Amendment) of the amount owing to Virage as of each preceding calendar month end and the volume weighted average price of a share of our Class A common stock for the five day period prior to the issuance. If paid in warrants, such warrants will expire on January 1, 2026;

Further, for each calendar month beginning with January 31, 2024 until the obligations to Virage are paid in full, the Company has agreed to pay to Virage an amount, in one or a combination of (a) cash, in an amount equal to 1.0% of each calendar month-end balance (which shall be increased daily up to 20% per annum based on a formula set forth in the Virage MTA Amendment) of the amount owing to Virage as of each preceding calendar month end and/or (b) warrants to purchase Class A common stock at $0.0001 per share, in an amount equal to the quotient of 1.0% of each calendar month-end balance (which shall be increased daily up to 20% per annum based on a formula set forth in the Virage MTA Amendment) of the amount owing to Virage as of each preceding calendar month end and the volume weighted average price of a share of our Class A common stock. If paid in warrants, such warrants will expire two years from the date of issuance.

The warrants will contain customary provisions for a transaction of this type, including that each warrant will be exercisable in whole or in part at any time prior to the expiration date, be freely transferable, subject only to applicable securities laws, and be subject to customary anti-dilution protection regarding the exercise price and number of shares of Class A Common Stock to be issued upon the exercise of each warrant.

Nomura Promissory Note

On April 12, 2023, the Company amended the promissory note to Nomura originally issued on May 27, 2022, which amendment increased the principal amount to approximately $26.2 million and extended the maturity date of the promissory note to September 30, 2024. The amended note carries an interest rate of 16% per annum and is payable in cash every 30 calendar days after April 12, 2023. Upon two days prior written notice to Nomura, the Company may prepay all or any portion of the then outstanding principal amount under the promissory note together with all accrued and unpaid interest thereon.

Item 8.01	Other Events.

On March 31, 2023, the Company filed a Form 12b-25, Notice of Late Filing with respect to its Annual Report on Form 10-K for the year ended December 31, 2022 (the “Form 10-K”). The Company noted that it had determined that it would be unable to file the Form 10-K with the Securities and Exchange Commission (the “SEC”) within the prescribed time period without unreasonable effort or expense. While the Company continues to work diligently to file its Form 10-K as soon as possible, on April 16, 2023, the Company determined that it would not be able to file within the additional time afforded by the filing of the Form 12b-25, and, therefore, it will not file the Form 10-K by April 17, 2023.

As disclosed in the Company’s Current Report on Form 8-K filed on April 14, 2023, the Company has determined to restate its financial statements for the periods ended June 30, 2022 and September 30, 2022. On April 16, 2023, the board of directors of the Company established a special committee to review the totality of the circumstances surrounding open items as it pertains to the Company’s filing of its annual report on Form 10-K for the year ended December 31, 2022, and address any related issues.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

10.1	MTA Amendment and Binding Term Sheet, by and between Virage Recovery Master LP, Series MRCS, a series of MDA, Series LLC, John H. Ruiz, Frank C. Quesada, Virage Capital Management LP, MSP Recovery, LLC, La Ley con John H. Ruiz, MSP Recovery, Inc. and Lionheart II Holdings, LLC, dated April 12, 2023

10.2	Amended and Restated Secured Promissory Note, dated April 12, 2023 by and between the Company and Nomura Securities International, Inc.

99.1	Press release dated April 17, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

FORWARD-LOOKING STATEMENTS

The Company cautions you certain of the statements in this Form 8-K or in its press release may represent “forward-looking statements” as defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as “expect,” “believe,” “anticipate,” “intend,” “plan,” “project,” “will” or “estimate,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements based on a number of factors, including but not limited to the following: the cost and availability of capital or credit facility borrowings; the ability to obtain equity financing; general market conditions; the adequacy of cash flows or available debt resources to fund operations; and other risk factors described from time to time in the Company’s Forms 10-K, Forms 10-K/A, Forms 10-Q, Forms 10-Q/A and Form 8-K reports (including all amendments to those reports).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSP Recovery, Inc.

Date: April 17, 2023	By:	/s/ Alexandra Plasencia
	Name:	Alexandra Plasencia
	Title:	General Counsel